CLANCY AND CO., P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANT                 2601 E.THOMAS ROAD PHOENIX, AZ 85016
                                              (602) 266-2646  FAX (602) 224-9496


                                              July 8, 1999


                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------

As the independent auditor for EquityAlert.com, Inc., I hereby consent to the incorporation by reference in this Form 10SB Statement and any amendments thereto of my report, relating to the financial statements and financial statement schedules of EquityAlert.com, Inc. for the years ended December 31, 1998 and 1997 included on Form 10SB and amendments. Reporst are dated January 13, 1999 for the year ended December 31, 1998 and February 5, 1999, both reports were reissued July 8, 1999.

I further consent to the incorporation of my review report and financial statements by reference in the Form 10-SB and amendments thereto. These statements cover the period for June 31, 1999, 1998 and 1997. Report date of April 1, 1999 and reissued July 8, 1999.


                                   /s/ Clancy and Co., P.L.L.C.